ABB

Co-operation Agreement for Home Intelligent System

This Agreement is a made on the 12th day of November, 2007 between

ABB (Hong Kong) Limited, a company duly incorporated under the laws of Hong Kong and having its registered office at 3 Dai Hei Street, Tai Po Industrial Estate, N.T., Hong Kong, (hereinafter referred to as "**ABB**");

and

Home Touch Limited, a company duly incorporated under the laws of Hong Kong and having its registered office at 101, Stanhope House, 734 King's Road, Hong Kong, (hereinafter referred to as "**HomeTouch**").

Whereas

ABB and HomeTouch agreed to form as a strategic partner to grow each party's home intelligent and/or home automation systems business within Hong Kong.

Therefore, both parties agree the following conditions as set forth in this Agreement.

1. Definition

1.1 **Bundled Products** shall mean the system solution provided by either party to the identified project comprised of Product A and Product B exclusively as a core solution.

1.2 **Documentation** shall mean the technical documents including drawings, design, technical specification, product brochures etc. provided by ABB or HomeTouch with respect to Product A and Product B.

1.3 **Entitles List** shall mean the list of potential projects and customers as identified by both parties annexed to this Agreement.

1.4 **Product A** shall mean ABB's i-bus EIB/KNX system.

1.5 **Product B** shall mean HomeTouch's products and solutions.

1.6 **Price List** shall mean the price list provided by ABB and HomeTouch in relation to Product A and Product B annexed to this Agreement.

1.7 **Territory** shall mean the territories of Hong Kong SAR.

2. Relations

2.1 ABB and HomeTouch agree to form a strategic partnership for promotion, sales, marketing, bidding and execution of the potential projects on the Entities List for the Home Automation and/or Intelligent Home business for Product A and Product B under this Agreement.

2.2 Notwithstanding anything stated in sub-clause 2.1, this Agreement shall not extend to other activities or be construed to create a partnership, joint venture, sales agent or any other form of legal entity. There shall be no profit or loss sharing between the parties.

2.3 Except as otherwise agreed there shall be no common pool of goods material, equipment or other resources.

3. Exclusiveness

3.1 ABB and HomeTouch agree that the Bundled Products shall comprise of Product A and Product B exclusively as the core solution being provided to the potential projects listed on the Entities List attached to this Agreement. Neither party shall bundle its product with a third party and no other similar product from any other third party shall be bundled with Product A or B for promotion, sales or recommendation to customers on the Entities List.

3.2 Notwithstanding clause 3.1 above, either party is entitled to make, directly or indirectly offers for supplies or services of its own product, Product A or Product B, on a standalone basis to any customer or project listed on the Entities List.

4. Sales

4.1 With regard to HomeTouch's sales and marketing networks, it is understood that most sales activities for the projects listed on the Entities List will be carried out by HomeTouch. However, both parties agree that they shall jointly develop the marketing and sales networks for the promotion and sale of Bundled Products within the Territory, whether or not on the Entities List.

4.2 Both parties shall use their best endeavors to participate in promotion activities for promotion of Bundled Products to the potential customers within the Territory.

4.3 The Price List as included in this Agreement shall be solely for promotion and sale of the Bundled Products to customers. Both parties have the responsibility to maintain and keep each other informed of the validity of the prices in the Price List in the course of the Agreement.

4.4 Both parties hereby agree not to promote and/or sell any product and/or systems that may compete the other during the term this Agreement.

4.5 Both parties shall review and revise (if necessary) the Entities Lists from time to time during the term of this Agreement.

4.6 Upon identification of any new opportunity, each party shall be obliged to notify the other party in writing by detailing the potential customer, relevant project, expected solution, expected date of closing the deal etc. The receiving party shall reply within two (2) working days if the Price List is applicable to the new identified opportunity and include that in the Entities List.

5. Customer Order

5.1 Each party shall use his best endeavors to negotiate with any customer that places an individual order with him directly with respect to his scope of supply.

5.2 If a customer insists on signing or placing a single contract or purchase order with only one party, the terms and conditions of such contract or purchase order shall be reviewed and agreed by both parties before conclusion and execution with the customer. No Party shall, without prior written consent of the other, create obligations, accept commitments or waive rights on behalf of any other party. Under such circumstances, both parties shall further discuss who will be the leading party, the form of cooperation as well as other details including payment terms, warranty liability etc.

5.3 If either ABB or HomeTouch subcontracts or supplies Product A or Product B to the other party, then the resulting relationship between the parties shall be governed by a separate subcontract or purchase order. This Agreement shall not in any way be affected thereby.

5.4 No matter what form of order is received from a customer, each party shall cooperate with each other on the interface of Product A and Product B in order to make the Bundled Products comply with the technical performance specification set out under a particular customer order.

5.5 Each party shall be responsible for his own product's technical performance and be liable to the customer of his own product's non-performance no matter what form of order has been received from a customer. The defaulting party shall indemnify and hold the other party harmless from all such liabilities caused by its default.

6. Product Warranty

6.1 The warranty period of Product A under the Bundled Products shall be twelve (12) months after the delivery of the Product A to the customer under a customer order.

6.2 The warranty period of Product B under the Bundled Products shall be twelve (12) months after the delivery of the Product B to the customer under a customer order.

7. Force Majeure

7.1 Neither party hereto shall be liable for any breach of its obligations hereunder resulting from causes beyond its reasonable control, including but not limited to fires, strikes (of its own or other employees), Acts of God, earthquakes, acts of government, wars, strikes, lockouts, insurrection, riots, embargoes, or regulations of any civil or military authority (an "Event of Force Majeure").

7.2 If an Event of Force Majeure continues for more than three (3) months, then this Agreement shall automatically terminate without liability to either party.

7.3 Each of the parties hereto agree to give notice forthwith to the other upon becoming aware of an Event of Force Majeure. Such notice shall contain details of the circumstances giving rise to the Event of Force Majeure.

8. Limitation of Liability

Except as otherwise stated herein, neither party shall be liable to other for any and all kinds of damages, claims or losses in connection with his performance or non-performance of this Agreement, including but not limited to loss of revenue, loss of business loss of profit or any other indirect, incidental or consequential damages or losses.

9. Confidentiality

9.1 Both parties agree to keep confidential all written and verbal information and Documentation received from another party in connection with the projects in the Entities List.

9.2 Both parties agree not to make use of such information or Documentation for any purposes other than the purpose of the Agreement or to perform its part of supply under the contract as described in Clause 5.

9.3 This Clause 9 shall remain valid for five (5) years after the expiration of this Agreement.

9.4 The above undertaking in this Clause 9 shall, however, not apply to information or Documentation which

i) through no fault of the receiving party, is or becomes generally known through publication or otherwise, or

ii) the receiving party can establish was in its possession, without any restrictions as to its disclosure, at the time of its receipt, or

iii) is subsequently lawfully acquired by the receiving party independently of any other party.

9.5 If a party in order to perform its part of supply under the contract as described in Clause 5 needs to disclose to a subcontractor information or Documentation received from another party, then such first mentioned party shall have the right to do so to the extent needed for such purpose but shall first obtain from such subcontractor a confidentiality undertaking consistent with the provisions of this Clause 9.

10. Non-solicitation Clause

Both parties acknowledge and recognize the highly competitive nature of the businesses and agree not to solicit or entice away from the other's employment (or employment by other party's group companies, subsidiaries or affiliates) any person employed by the other (or other party's group companies, subsidiaries or affiliates)

during the term of this Agreement. This clause is to be reciprocal and binding on both parties.

11. Infringement

Each party shall assume all liability under the customer contract for infringement of patents or other industrial property rights belonging to third parties and caused by its part of supply and shall indemnify and hold the other party harmless from all such liability.

12. Entire Agreement and Changes

This Agreement with its enclosures constitutes the entire agreement between the parties on the subject matter hereof. It can only be amended through the execution by all parties of a written instrument.

13. Assignment

The rights and obligations of a Party under this Consortium Agreement may only be assigned with prior written approval of the other Party. This is, however, without prejudice to the right of each Party to assign any rights to financial benefits hereunder to any export credit insurance or other financing institution.

14. Duration of Agreement and Termination

14.1 This Agreement shall become binding and enforceable upon signature thereof by the representatives of both parties as of the first date written above.

14.2 Subject to clause 14.3 hereof, this Agreement shall remain in force for a twelve (12) month term and it shall be automatically renewed for successive twelve (12) month terms unless sixty (60) days prior to the end of such original term or any renewal term ABB or HomeTouch gives written notice to the other party of its intention to terminate this Agreement at the end of such term.

14.3 If either ABB or HomeTouch has committed a breach of any provision of this Agreement which remains unremedied thirty (30) days after written notice of such breach has been given to it by the other party, the other party shall have the right to immediately terminate this Agreement by written notice to the defaulting party.

14.4 The failure to exercise the right to terminate this Agreement under clause 14.3 above shall not constitute a waiver to exercise such right.

14.4 If any party enters into voluntary or involuntary liquidation or dissolution (other than a solvent liquidation for the purposes of amalgamation or reconstruction), or becomes bankruptcy, or if a receiver, administrator, trustee or liquidator is appointed over any substantial part of his assets, or if there is presented a winding up petition or petition for administration or making of an administration order or if any steps are taken to enforce any security over a substantial part of his assets, this Agreement shall automatically be terminated.

15. Disputes and Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong without reference to the principles of conflict of laws, and the parties hereto irrevocably submit it to the sole and exclusive jurisdiction of the competent HKSAR courts, to the absolute exclusion of any other court and any other jurisdiction.

16. Headings

The heading of each Clause or this Agreement is inserted for convenience of reference only and shall not be construed as part of this Agreement or as affecting the meaning or interpretation hereof.

17. Invalid or Unenforceable Provisions

In the event that any provision of this Agreement shall be or become invalid or unenforceable for any reason whatsoever, the remainder of this Agreement shall remain unaffected and so far as is practicable and reasonable the parties hereto undertake to substitute for any such invalid or unenforceable provision a new and workable provision which shall represent as closely as possible the intent of the original provision.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

For and on behalf of
ABB (Hong Kong) Limited

Joseph Sing
Sales Manager APLV-HK

Adrian Cheung
General Manager APLV-HK Operation

For and on behalf of
Home Touch Limited

Ng Tze Lung David Gunawan